EXHIBIT 10.1

                               DATED 22nd MAY 1997


                              FRANCIS EDWARD ALLEN
                                   AND OTHERS


                                     - and -


                              ELEMENTS (UK) LIMITED


                                     - and -


                      LIBRA CITY CORPORATE PRINTING LIMITED


                                     - and -


                                 UNIDIGITAL INC.





                            SHARE PURCHASE AGREEMENT
                                 BY WAY OF DEED
                         relating to the acquisition by
                              Elements (UK) Limited
                       of the entire issued share capital
                    of Libra City Corporate Printing Limited






                                   WILDE SAPTE

                                     LONDON


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                                TABLE OF CONTENTS

No                Clause                                                Page No.

1.       INTERPRETATION....................................................2
2.       SALE AND PURCHASE................................................10
3.       CONDITIONS PRECEDENT.............................................10
4.       CONSIDERATION....................................................11
5.       COMPLETION.......................................................15
6.       DELIVERY TO SOLICITORS...........................................19
7.       WARRANTIES.......................................................19
8.       WARRANTIES IN RELATION TO SUBSIDIARIES...........................21
9.       LIMITATION OF WARRANTORS' LIABILITY..............................21
10.      RESTRICTIVE COVENANTS............................................24
11.      POWER OF ATTORNEY................................................25
12.      GUARANTEE OF PURCHASER'S OBLIGATIONS.............................26
13.      WAIVERS..........................................................26
14.      POST-COMPLETION OPERATION........................................27
15.      COSTS AND WITHHOLDINGS...........................................27
16.      ASSIGNMENT.......................................................28
17.      ANNOUNCEMENTS....................................................28
18.      JURISDICTION.....................................................29
19.      NOTICES..........................................................29
20.      INVALIDITY.......................................................30
21.      FURTHER ASSURANCE................................................30
22.      ENTIRE AGREEMENT.................................................30
23.      COUNTERPARTS.....................................................31
SCHEDULE 1 - The Vendors..................................................32
SCHEDULE 2 Part 1 - The Company and the Subsidiaries......................33
SCHEDULE 2 Part 2 - The Subsidiaries......................................34
SCHEDULE 3 - Confirmation of no Claims....................................39
SCHEDULE 4 - The Warranties...............................................42
SCHEDULE 5 - The Property.................................................77

Agreed Form Documents......                                    Clause reference

      Deed of Tax Covenant                                       Clause 5.2.3
      Disclosure Letter                                          Clause 5.2.11
      Service Agreement(s)                                       Clause 5.2.12
      Waiver of pre-emption rights                               Clause 3.1.1
      Board minutes of the Company and Subsidiaries              Clause 5.3
      Stock Transfer Forms and any Powers of Attorney
      required to transfer the Shares                            Clause 5.2.1

         THIS DEED is made the            day of                 1997

         BETWEEN:

         (1)      THE SEVERAL PERSONS whose names and addresses are set out in
                  Schedule 1 (together the "Vendors");

         (2) ELEMENTS (UK) LIMITED a company incorporated in England and Wales with registered number 02888039 and having its registered office at 48 Margaret Street, London WIN 7D (the "Purchaser");

         (3) LIBRA CITY CORPORATE PRINTING LIMITED a company incorporated in England and Wales with registered number 2339001 and having its registered office at Truscott House, 32-32 East Road, London N1 6AD further information about which is contained in
                  Schedule 2 (the "Company"); and

         (4) UNIDIGITAL INC. is a Delaware corporation having its principal place of business at 20 West 20th Street, New York, NY 10011, United State of America (the "Guarantor").

         WHEREAS:

         (A) The Vendors are together the beneficial owners of the whole of the issued and allotted share capital in the Company and each of the Vendors is the beneficial owner of the number of shares in the Company set against his name in Schedule 1.

         (B)      The Purchaser is a wholly owned subsidiary of the Guarantor.

         (C) The Vendors have now agreed to sell and the Purchaser has agreed to buy the whole of the issued and allotted share capital in the Company on the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:

1.  INTERPRETATION

    In this Deed (including the Recitals and Schedules), unless the context otherwise requires or except as otherwise expressly provided:

1.1 Definitions

    "1996 Accounts" means the consolidated audited accounts of the Company and its Subsidiaries for the period to 31st December 1996;

    "1996 Turnover Figure" means the sum shown in the 1996 Accounts as the turnover as defined therein of the Company and the Subsidiaries during the period to which the 1996 Accounts relate, generated on sales on an arm's length basis to third party customers and which, for the avoidance of doubt, was (pound)3,964,753;

    "1997 Turnover Figure" means the sum for all turnover of the Company and its Subsidiaries, stated on the same basis as the 1996 Turnover Figure, for the period from 1st January to 31st December 1997 save that such turnover as is attributable to (a) sales to any company within the Unidigital Group, (b) sales to any new customers introduced to the Company and/or the Subsidiaries by any member of the Unidigital Group, or (c) sales attributable to any new employees of the Company and/or its Subsidiaries (other than a new international sales executive and new employees replacing existing employees of the Company and/or its Subsidiaries after Completion) shall be excluded for the purpose of calculating of the 1997 Turnover Figure;

    "1997 Statement" means the statement to be issued by the Accountants indicating the 1997 Turnover Figure;

    "Accounts" means the consolidated audited financial statements of the Company and the Subsidiaries including without limitation the Balance Sheet, an audited profit and loss account (including any notes thereto) for the financial year ended on the Last Accounts Date and all reports. accounts, consolidated accounts and other documents required by law to be included in or attached thereto;

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    "Accountants" means Ernst & Young, Rolls House. 7 Rolls Buildings, Fetter
    Lane, London EC4A 1NH;

    "Agreed Form" means in a form approved by the Parties and initialed for identification by the Vendors' Solicitors and the Purchaser's Solicitors;

    "Allen Shares" means the 7,263 ordinary shares in the capital of the Company held by Mr. Allen;

    "Auditors" means Moore Stephens of St. Paul's House, London, EC4P 4BN;

    "Balance Sheet" means a consolidated audited balance sheet of the Company and the Subsidiaries as at the Last Accounts Date (including the notes thereto);

    "Baronsmead" means Baronsmead Investment Trust plc of Princes Court, 7 Princes Street, London EC2R 8AQ;

    "Bishop Shares" means the 704 ordinary shares in the capital of the Company held by Mr. Bishop;

    "Business" means the business of the Company as carried on up to the Completion Date;

    "Business Day" means any day (other than a Saturday or a Sunday) which is not a public or bank holiday in England;

    "Claim" means any claim brought by the Purchaser against the Vendors (or any of them) pursuant to the warranties and indemnities given by the Vendors to the Purchaser and contained in Clause 7 and Schedule 4 to this Deed, the Deed of Covenant (Tax) and all other provisions of this Deed and all deeds and documents entered into pursuant to this Deed and "Claims" shall be construed accordingly;

    "Chase Shares" means the 4,569 ordinary shares in the capital of the Company held by Chase Nominees on behalf of Invesco;

    "Chase Nominees" means Chase Nominees Limited of Woolgate House, Coleman Street, London EC2P 2HD;

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    "Companies Act" means the Companies Act 1985 as amended from time to time;

    "Completion" means the completion of the sale and purchase of the Shares in accordance with Clause 5;

    "Completion Accounts" means the Completion Balance Sheet and the unaudited profit and loss account of the Company for the period ending on 30th April 1997 to be prepared by the existing management of the Company and to be reviewed by the Auditors and the Accountants in accordance with Clause 4.3;

    "Completion Balance Sheet" means the unaudited balance sheet (including the notes thereto) of the Company ant its Subsidiaries as at 30th April 1997 to be prepared in accordance with Clause 4 ant, if such balance sheet shall be adjusted pursuant to the provisions of Clause 4, means such balance sheet as so adjusted;

    "Completion Date" means the date hereof;

    "Conditions Precedent" means the conditions set out in Clause 3;

    "Deed of Tax Covenant" means a deed of covenant in the Agreed Form to be executed by the Vendors and delivered on Completion in accordance with Clause S.2.3;

    "Dellow Shares" means the 312 ordinary shares in the capital of the Company held by Mr. Dellow;

    "Disclosure Letter" means the letter of even date herewith in the Agreed Form expressly referring to Clause 7 and which is delivered to the Purchaser by or on behalf of the Vendors before the signing of this Deed;

    "Group" means a holding company and its subsidiaries as the same are defined in section 736 of the Companies Act 198S;

    "Intellectual Property Rights" means all patents, trade marks and service marks (whether registered or not), registered design rights, utility models, applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world, copyright, design rights, inventions, confidential information, trade secrets, know-how, production data, business or trade names and any other

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    intellectual property rights or similar rights situated in any country and the benefit (and burden) of any and all licenses in connection with any of the foregoing;

    "Invesco" means Invesco English and International Trust plc of 11 Devonshire Square, London EC2M 4YR;

    "Investors" means Baronsmead and Invesco;

    "Last Accounts Date" means 31st December 1996;

    "Lease" means the lease of the Property dated 24th January 1994 between ( 1) the Haberdashers Company (Governors of Robert Aske's Charity) and (2) Libra City Corporate Printing Limited;

    "Libra Group" means the Group of companies of which the Company is the holding company;

    "MIMDC" means Baronsmead Ventures Nominees Limited (previously MIMDC Nominees Limited and Invesco Ventures Nominees Limited) of Princes Court, 7 Princes Street, London EC2R 8AQ;

    "MIMDC Shares" means the 2,538 ordinary, shares in the capital of the Company held by MIMDC on behalf of Baronsmead;

    "Mr. Allen" means Francis Edward Allen of The Croft High Road, Wilmington, Kent DA2 7EG;

    "Mr. Bishop" means Robin David Bishop of Mallard Cottage, The Street, Corpusty, Norfolk NR11 6QP;

    "Mr. Dellow" means Kenneth Dellow of 55 Saville Road, Chadwell Heath, Romford, Essex RM6 6DS;

    "Mr. Tylee" means Edward David Tylee of 5 Hotham Close, Sutton at Hore, Dartford, Kent DA4 9ET;

    "Net Asset Value" means the aggregate of the value of the assets of the Company (after the deduction of the amount of any dividend paid pursuant to Clause 3.4 of this Agreement including all taxes payable by the Company in respect thereof) and the Subsidiaries less the aggregate of the value of its liabilities (whether actual, contingent or deferred) as at 30th April 1997 as calculated in accordance with Clause 4 and as shown in the Completion Balance Sheet;

    "Property" means the property short details of which are set out in Schedule 5;

    "Purchaser" means Regent Communications (UK) Limited or its successors in title and assigns (as the case may be);

    "Purchaser's Solicitors" means Wilde Sapte of 1 Fleet Place, London EC4M
    7WS;

    "Relevant Percentage" means in relation to each Vendor. the following percentage:

                                 100% x  A
                                        ---
                                         B

    Where:

    A is the consideration to be paid to that Vendor as listed in Clause 4.1;
    and

    B is the total consideration to be paid to the Vendors as listed in Clause 4.1;

    "Restricted Period" means, in the case of Mr. Allen the period commencing on the date hereof and ending two (2) years from the date hereof and in all other cases the period commencing on the date hereof and ending one (1) year from the date hereof;

    "Review" means the review required to be given by the Auditors and the Accountants pursuant to Clause 4.3 and. if such review shall be adjusted pursuant to the provisions of Clause 4 means such review as so adjusted;

    "Service Agreements" means the service agreements in the Agreed Form to be executed by the Company and Mr. Bishop and Mr. Dellow together with the side letter to the Service Agreement between the Company and Mr. Allen dated 18th July 1989 in the Agreed Form to be executed by the Company and Mr. Allen, all of which are to be delivered on Completion in accordance with Clause 5.

    "Shares" means the Allen Shares, the Bishop Shares, the Chase Shares, the Dellow Shares, the MIMDC Shares and the Tylee Shares;

    "Statement" means the statement to be prepared jointly by the Accountants and the Auditors in accordance with Clause 4.4;

    "Subsidiaries" means the companies listed in Part 2 of Schedule 2;

    "Tax" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or European Union institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines. surcharges or interest relating thereto, and "Taxation" and cognate expressions shall be construed accordingly;

    "Taxes Act" means the Income and Corporation Taxes Act 1988;

    "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

    "Tylee Shares" means the 234 ordinary shares in the capital of the Company held by Mr. Tylee;

    "Unidigital Group" means the group of companies of which the Guarantor is the holding company;

    "United Kingdom" means England, Wales, Scotland and Northern Ireland as defined in Schedule 1 to the Interpretation Act 1978 and includes the territorial sea of the United Kingdom and any area designated by Order in Council under sub-section 1(7), Continental Shelf Act 1964;

    "VAT" means value added tax as provided for in VATA 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental thereto and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

    "VATA 1994" means the Value Added Tax Act 1994;

    "Vendors" means the several persons whose names and addresses are set out in
    Schedule 1 or their respective personal representatives and estates;

    "Vendors' Solicitors" means Brough Skerrett of One Dyers Buildings, London EC 1 N 2S X;

    "Warranties" means the representations, warranties and understandings referred to in Clause 7.1 and set out in Schedule 4;

    "Warrantors" means Mr. Allen, Mr. Bishop, Mr. Dellow and Mr. Tylee.

1.2 Interpretation

1.2.1 any reference to the provisions of any statute or subordinate legislation or of any rule made by a local authority and having the effect of law shall be deemed to refer to:

          1.2.1.1 the same as in force (including any amendment or re-enactment or consolidation before or after the date hereof) for the time being; and

          1.2.1.2 the provisions of any earlier statute or subordinate legislation or of any rule made by a local authority of which the said reference is itself an amendment or re-enactment or consolidation;

1.2.2 any reference to a person being "connected with" another person means:

          1.2.2.1 any person connected with such other person (and "connected with" bears the meaning set out in section 839 of the Taxes
                  Act); and/or

          1.2.2.2 any company under the control of such other person (and "control" bears the meaning set out in section 840 of the Taxes Act);

1.2.3 words and expressions defined in the Companies Act 1985 and/or the Companies Act 1989 shall bear the same meanings herein;

1.2.4 words denoting one gender include all genders, words denoting individuals or persons include corporations and trusts and vice versa, words denoting the singular include the plural and vice versa, and words denoting the whole include a reference to any part thereof;

1.2.5 clause and paragraph headings are inserted for ease of reference only and shall not affect construction;

1.2.6 references to Recitals, Clauses, Paragraphs and Schedules are to the recitals, clauses, paragraphs and schedules of and to this Deed;

1.2.7 references to this Deed mean this Deed together with its Recitals and Schedules and reference to this Deed or any document or agreement includes references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time with the agreement of the Parties;

1.2.8 references to a Party means a party to this Deed and shall include that person's permitted assigns, transferees or successors in title in accordance with the teens of this Deed;

1.2.9 the words "including", "include" and "in particular" shall be construed as being by way of illustration only and shall be construed as limiting the generality of any foregoing words;

1.2.10 references to any English legal term any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term; and

1.2.11 any reference to an amount in pounds sterling shall include the equivalent in any other currency or combination of currencies.

2. SALE AND PURCHASE

2.1 Each of the Vendors shall sell or procure the sale with full title guarantee with effect from Completion the number of the Shares set out opposite his or her name in Schedule 1 and the Purchaser relying on the representations, warranties and undertakings herein contained and the covenants contained in Clause 10 but subject to Clause 2.2 shall buy the Shares together with all dividends, distributions and rights declared, paid, created or arising after the Completion Date or attaching thereto and free from all claims, charges, liens, encumbrances, options, equities, rights of pre-emption or other third party rights.

2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this Deed.

2.3 The covenants implied herein pursuant to the Law of Property (Miscellaneous Provisions) Act 1994 ("LP(MP)A") shall apply:

    2.3.1 as modified or extended by the express terms of the Warranties;

    2.3.2 as if the covenant set out in section 3(1) of LP(MP)A ended after the word "parties"; and

    2.3.3 as if section 6(2) of LP(MP)A did not apply.

3. CONDITIONS PRECEDENT

3.1 Completion of the sale and purchase of the Shares shall be conditional upon the following conditions having been fulfilled:

    3.1.1 the delivery to the Purchaser of the waivers in the Agreed Form by each of the Vendors (and by any nominee of any of the Vendors) of all and any rights of pre-emption to which he (or any nominee) may be entitled under the Articles of Association of the Company, by agreement, by statute or otherwise in respect of and transfer of Shares contemplated by this Deed;

    3.1.2 the repayment of all sums (if any) owing to the Company by (a) the Vendors or the directors of the Company or any of them or (b) by any person connected with any of the Vendors or director or any company directly or indirectly controlled by such persons or any of them or
          (c) any partnership in which such persons or company is a partner and whether or not such sums are due for repayment including but not limited to the repayment of all sums (if any) outstanding in respect of the director's loan account;

    3.1.3 the release of the Company (without payment of compensation) from any debenture, charge, guarantee, cross-guarantee, indemnity, counter-indemnity, bond, security, assurance or other contingent liability of whatsoever nature or other similar obligation which relates or could be made to relate in whole or in part to debts or other liabilities or obligations, whether actual or contingent and whether now or hereinafter incurred, of any other person; and

    3.1.4 the release of the Company ( without payment of compensation) from all agreements and arrangements (other than as required by the Purchaser and other than those entered into with the Investors in the ordinary course of business) between the Company on the one hand, and any Vendor or person connected with any of the Vendors on the other hand.

3.2 Each of the Vendors undertakes to use his reasonable endeavours to ensure that the Conditions Precedent are fulfilled as soon as reasonably practicable and, in any event, by Completion.

3.3 The Purchaser shall be entitled in its absolute discretion, by written notice to the Vendors, to waive any or all of the Conditions Precedent either in whole or in part.

3.4 The Company shall be entitled to make a pre-completion dividend of an amount not totalling more than (pound)70,000 provided that such dividend shall only be paid in accordance with the provisions of the Companies Act and all other applicable legislation.

4. CONSIDERATION

4.1 Subject to the remaining provisions of this Clause 4 the consideration for the Shares shall be as follows:

    4.1.1 in respect of the Allen Shares, the payment to Mr. Allen of an amount equal to the sum of (pound)807,213;

    4.1.2 in respect of the Bishop Shares, the payment to Mr. Bishop of an amount equal to the sum of (pound)85,635;

    4.1.3 in respect of the Chase Shares, the payment to lnvesco of an amount equal to the sum of (pound)555,768;

    4.1.4 in respect of the Dellow Shares, the payment to Mr. Dellow of an amount equal to the sum of (pound)37,951,

    4.1.5 in respect of the MIDMC Shares, the payment to Baronsmead of an amount equal to the sum of (pound)308,719; and

    4.1.6 in respect of the Tylee Shares, the payment to Mr. Tylee of an amount equal to the sum of (pound)28,464.

4.2 The Purchaser shall procure that the Accountants issue to the Purchaser and the Vendors the 1997 Statement, stating the 1997 Turnover Figure, by 31st March 1998. Thereafter:

    4.2.1 the Vendors shall have the right within one month of receipt of the 1997 Statement to require the Auditors to consider the 1997 Statement and the Vendors shall notify the Purchaser's Solicitors in writing within such one month period if they wish to exercise their right contained in this Clause 4.2.1. The Purchaser shall instruct the Accountants to make available to the Vendors and the Auditors all papers, documents and other information necessary to enable the Auditors properly to consider the 1997 Statement.

    4.2.2 If the Auditors and the Accountants shall disagree as to the 1997 Turnover Figure but shall be able to resolve their difference or dispute concerning the same prior to the appointment of an expert pursuant to Clause 4.2.3, then in such event the Auditors and the Accountants shall jointly certify the 1997 Turnover Figures.

    4.2.3 If the Auditors and the Accountants shall be unable to agree as to the 1997 Turnover Figure, the Vendors or the Purchaser shall be entitled, on five (5) Business Days' notice in writing to the other of its intention to do so, at any time after one month following notification by the Vendors to the Purchaser's Solicitors of its wish to exercise its right contained in Clause 4.2.1 and before the Auditors and the Accountants shall have jointly certified the amounts of the 1997 Turnover Figure pursuant to Clause 4.2.2, to refer the matter to an independent chartered accountant (who shall act as expert and not as arbitrator) appointed for the purpose jointly by the Parties or, in the absence of agreement as to the appointment of such independent chartered accountant within ten (10) Business Days, on the application by either Party, by the President for the time being of the Institute of Chartered Accountants in England and Wales, and who shall be instructed to settle the differences between the Auditors and the Accountants relating to 1997 Turnover Figure. The costs of such independent chartered accountant shall be borne by the Vendors and the Purchaser in such proportions as the said independent chartered accountant shall direct at his sole discretion.

    4.2.4 The said independent chartered accountant shall be requested to certify the amount of the 1997 Turnover Figure to the Parties, which certificate shall be final and binding on the Parties for the purposes of this Clause 4.2.

    4.2.5 In addition to the consideration set out in Clause 4.1, if the 1997 Turnover Figure (as finally determined pursuant to Clauses 4.2.1 to 4.2.4 above) is greater than (pound)3,250,000, the Purchaser will pay to the Vendors a further sum of up to (pound)500,000 as additional consideration for the Shares in accordance with the following formula:

                        (pound)500,000 x X - (pound)3,250,000
                                         --------------------
                                         (pound) 650,000

           where:

           X = the 1997 Turnover Figure

    4.2.6 Any payment to be made pursuant to this Clause 4.2 by the Purchaser to the Vendors shall be made within 10 Business Days of the final determination of the 1997 Turnover Figure to Clauses 4.2.1 to 4.2.4 above.

4.3 The Vendors shall procure as soon as possible following Completion and in any event by the date that is three (3) months after the Completion Date the preparation by the Company of accounts of the Company as at 30th April 1997 and for the period from the Last Accounts Date to 30th April 1997 and the review by the Auditors and the Accountants of such accounts which shall be prepared in accordance with the accounting policies, principles and practices on which the Accounts and the accounts of the Company and the Subsidiaries for each of the two immediately preceding financial years of the Company and the Subsidiaries were prepared (without any reevaluation of assets). In particular, the Completion Accounts shall include accruals for any holiday pay, pension or bonus entitlement and any other sums or rights to which any employee of the Company may be entitled as at 30th April 1997. For the purposes of preparing such accounts a valuation of the stock-in-trade held by the Company and the Subsidiaries as at Completion for use in the operation of its business shall be made at or immediately following 30th April 1997 by the Parties jointly such valuation to be agreed by the Parties on the basis that:

    4.3.1 the value of each item of stock and each item of work-in-progress shall be the lower of cost (on a first in, first out valuation) or net realisable value; and

    4.3.2 all redundant, obsolete, used, damaged or unsaleable stock and irrecoverable work-in-progress costs shall be given no value.

4.4 The Vendors shall procure that, if the Auditors and Accountants agree the Review and the Net Asset Value. the Auditors and the Accountants shall, as soon as possible following completion of the preparation of the Completion Accounts pursuant to Clause 4.3 and in any event by the date that is three
    (3) months after the Completion Date, jointly produce a statement stipulating:

    4.4.1 the amount of the Net Asset Value after the deduction of the amount of any dividend (including all taxes payable by the Company in respect thereof) paid pursuant to Clause 3.4; and

    4.4.2 that the Completion Accounts have been prepared in accordance with Clause 4.3.

4.5 If the Auditors and the Accountants shall disagree as to the Net Asset Value but shall be able to resolve their difference or dispute concerning the same prior to the appointment of an expert pursuant to Clause 4.6, then in such event the Auditors and the Accountants shall jointly certify, the amounts of the Net Asset Value.


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

4.6 If the Auditors and the Accountants shall be unable to agree as to the Net Asset Value, the Vendors or the Purchaser shall be entitled, on five (5) Business Days' notice in writing to the other of its intention to do so, at any time after the expiry of the three (3) month period referred to in Clause 4.3 and before the Auditors and the Accountants shall have jointly reported the amounts of the Net Asset Value pursuant to Clause 4.5, to refer the matter to an independent chartered accountant (who shall act as expert and not as arbitrator) appointed for the purpose jointly by the Parties or, in the absence of agreement as to the appointment of such independent chartered accountant within ten (10) Business Days, on the application by either Party, by the President for the time being of the Institute of Chartered Accountants in England and Wales, and who shall be instructed to settle the differences between the Auditors and the Accountants relating to Net Asset Value. The costs of such independent chartered accountant shall be borne by the Vendors and the Purchaser in such proportions as the said independent chartered accountant shall direct at his sole discretion.

4.7 The said independent chartered accountant shall be requested to certify the amount of the Net Asset Value to the Parties, which certificate shall be final and binding on the Parties for the purposes of this Clause 4.7.

4.8 On the day which falls ten (10) Business Days after the Net Asset Value has been finally agreed in accordance with the above provisions of Clause 4, if the Net Asset Value is less than (pound)823,750 the Vendors shall pay to the Purchaser the amount by which the Net Asset Value is less than (pound)823,750 which shall be treated as a reduction in the consideration.

4.9 Any payment to be made pursuant to Clause 4.2 by the Purchaser to the Vendors shall be effected by the payment by the Purchaser to each of the Vendors of that Vendor's Relevant Percentage of the total sum to be paid.

4.10 Any payment to be made pursuant to Clause 4.8 by the Vendors to the Purchaser shall be effected by payment to the Purchaser by each of the Vendors of that Vendor's Relevant Percentage of the total sum to be paid.

5. COMPLETION

5.1 Completion shall take place on the date hereof at the offices of the Purchaser's Solicitors (or as otherwise agreed between the Parties).

5.2 At Completion the Vendors shall deliver (where appropriate as agent for the Company and the Subsidiaries) to the Purchaser:

    5.2.1 transfers in Agreed Form in respect of the Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominees;

    5.2.2 certificates for the Shares (or an indemnity, in a form acceptable to the Purchaser, for any lost certificate in respect thereof) and any other documents (including any necessary waivers or consents) which may be required to give good title to the Shares and to enable the Purchaser to procure registration of the same in its name or as it may direct;

    5.2.3 the Deed of Tax Covenant duly executed by each of the Warrantors;

    5.2.4 the Disclosure Letter duly executed by or on behalf of the Warrantors;

    5.2.5 the resignations under seal of all the directors and the secretary of the Company and the Subsidiaries substantially in the form set out in
          Part I of Schedule 3 and confirmation under seal by each of the Vendors in the form set out in Part 2 of Schedule 3 that they have no claims against the Company or any of the Subsidiaries;

    5.2.6 cheque books in respect of all bank accounts operated by the Company and the Subsidiaries together with bank balances as at the close of business on 21st May 1997 relating to such accounts and a reconciliation of such bank statements to the cash books of the Company and the Subsidiaries;

    5.2.7 the certificate of incorporation, certificate of incorporation on change of name, common seal, statutory register, minute book, share certificate book and all other books of the Company (all duly written up to date save for matters relating to the sale and purchase referred to herein);

    5.2.8 all title deeds and documents relating to the Property which comprises the Lease and copy Court Order preceding it;

    5.2.9 the resignation of the Auditors in the form set out in Part 3 of
          Schedule 3 together with a duplicate thereof;

    5.2.10 the Service Agreements duly executed by Messrs. Allen. Bishop and Dellow;

    5.2.11 any power of attorney under which any document required to be delivered under this Clause 5 has been executed.

5.3 The Vendors shall procure that resolutions of the Board of Directors of the Company and each of the Subsidiaries arc passed and the Vendors shall deliver to the Purchaser certified copies of such board resolutions, in the Agreed Form, at Completion:

    5.3.1 authorising the execution of and the performance by the Company and each of the Subsidiaries of its obligations under each of the documents to be executed by it;

    5.3.2 recording acceptance of the migration from office of all the directors and the secretary and the auditors of the Company and each of the Subsidiaries;

    5.3.3 revoking all existing authorities in respect of all bank accounts operate by the Company and each of the Subsidiaries and approving the opening of such new bank accounts at such banks as the Purchaser shall nominate and the transfer of such funds to such new accounts from existing bank accounts of the Company and each of the Subsidiaries as the Purchaser shall specify;

    5.3.4 approving (subject only to proper stamping) the transfers of the Shares delivered hereunder and any shares in the Subsidiaries;

    5.3.5 approving (subject only to proper stamping) the placing on the register of members of the Company and the Subsidiaries (as the case may be) of the names of the transferees for registration in accordance with the share transfer forms referred to above and authorizing the issue of appropriate share certificates;

    5.3.6 recording the appointment of such persons as the directors (within the maximum number permitted by the articles of association of the relevant company), secretaries and auditors of the Company and the Subsidiaries as the Purchaser shall nominate;

    5.3.7 changing the situation of the registered office of the Company and the Subsidiaries to such place as the Purchaser may direct; and

    5.3.8 adopting a new accounting reference date of the Company and the Subsidiaries.

5.4 Provided that the Vendors comply with all their obligations under Clauses 5.1, 5.2 and 5.3 (subject only to the Purchaser fulfilling its obligations under this Clause 5.4) the Purchaser shall at Completion:

    5.4.1 pay to each of the Vendors the sums set out in Clause 4.1 as consideration for the Shares held by that Vendor, such payment to be made either by way of a banker's draft in favour of or by way of telegraphic transfer to the client account of the Vendor's Solicitors and provided that such payment shall be subject to the provisions of Clause 4.8;

    5.4.2 deliver to the Vendors duplicates of the Deed of Tax Covenant executed by the Purchaser and the Company;

    5.4.3 deliver to each of Messrs. Allen, Bishop and Dellow a duplicate of the relevant Service Agreement duly executed by the Company.

5.5 If for any reason the provisions of Clauses 5.1 to 5.3 are not fully complied with the Purchaser shall be entitled (in addition and without prejudice to any other right or remedy available to it) to elect:

    5.5.1 to rescind this Deed without any liability on the part of the Purchaser; or

    5.5.2 to fix a new date for Completion in which event the provisions of this Clause 5.5 shall apply, mutatis mutandis, if the Vendors fail or are unable to perform any such obligations on such other date; or

    5.5.3 to proceed to Completion so & as practicable, the Vendors then being obliged to use their best endeavours to perform or procure the performance of any of the outstanding provisions of Clauses 5.1 and
          5.3 by such later date as is specified by the Purchaser.

6. DELIVERY TO SOLICITORS

     The solicitors to any Party are authorized to take delivery on behalf of such Party of any items hereunder and their receipt shall be a good discharge therefor to the Party and the solicitors to the Party making delivery.

7. WARRANTIES

7.1 The Warrantors hereby jointly and severally represent to, warrant to and undertake with the Purchaser that, save for and to the extent that any relevant fact, matter, event or circumstance giving rise to a claim under the relevant Warranty was fairly and accurately disclosed in the Disclosure Letter in respect thereof. or was done or omitted to be done at the written request of the Purchaser, each of the Warranties is as at Completion true and correct and not misleading and so that:

    7.1.1 each Warranty shall be, and shall be construed as. a separate representation, warranty and undertaking by each of the Warrantors to and with the Purchaser and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Deed the Deed of Tax Covenant and the Disclosure Letter other than the factual disclosure letter;

    7.1.2 each Warranty is a fundamental condition of this Deed on the basis of, and in reliance upon, which the Purchaser has entered into its obligations hereunder;

    7.1.3 to the extent that any Warranty relates to present or past matters of fact the Warrants shall be deemed to constitute a representation on the faith of, and in reliance upon, which the Purchaser has entered into this Deed;

    7.1.4 the rights and remedies of the Purchaser in respect of the Warranties and the liability of the Warrantors under the Warranties shall not be confined to breaches discovered before Completion, or in any way affected, modified or discharged by Completion.

7.2 Where any statement in the Warranties is qualified by the expression "to the best of the knowledge, information and belief of the Warrantors" or "so far as the Warrantors are aware" or any similar expression:

    7.2.1 each Warrantor shall be deemed to have knowledge of:

          (a) anything of which any of the other Warrantors has knowledge, or is deemed by Clause 7.2.1 (b) to have knowledge of;

          (b) where applicable, anything of which he ought reasonably to have knowledge given his responsibilities to the Company; and

          (c) anything of which he would have had knowledge had he made due and careful enquiry immediately before giving the Warranties; and

    7.2.2 such expression shall be construed as a separate warranty that each Warrantor shall have made full and proper enquiries as to the accuracy, completeness and correctness of that statement.

7.3 The Investors hereby severally represent to, warrant to and undertake with the Purchaser that each of the Warranties contained in paragraphs 2.1 and 3 of Part 1 of Schedule 4 so far as they relate to their own shareholding is as at Completion true and correct and not misleading and so that:

    7.3.1 each such Warranty shall be, and shall be construed as, a separate representation, warranty and undertaking by each of the Investors to and with the Purchaser and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Deed the Deed of Tax Covenant and the Disclosure Letter other than the factual disclosure letter;

    7.3.2 each such Warranty is a fundamental condition of this Deed on the basis of, and in reliance upon, which the Purchaser has entered into its obligations hereunder;

    7.3.3 to the extent that any such Warranty relates to present or past matters of fact the Warranty shall be deemed to constitute a representation on the faith of, and in reliance upon, which the Purchaser has entered into this Deed;

    7.3.4 the rights and remedies of the Purchaser in respect of such Warranties and the liability of the Investors under the Warranties shall not be confined to breaches discovered before Completion, or in any way affected, modified or discharged by Completion.

8. WARRANTIES IN RELATION TO SUBSIDIARIES

     In addition to and without prejudice to the Warranties referred to in Clauses 7.1 and 7.2 and set out in Schedule 4, the Warrantors further jointly and severally represent to. warrant to and undertake with the Purchaser in respect of each of the Subsidiaries as if Clauses 7.1 and 7.2 and Schedule 4 had been set out herein in full for each of the Subsidiaries but with the substitution therein of the name of the relevant Subsidiary in place of the words "the Company" wherever the same appear.

9. LIMITATION OF WARRANTORS' LIABILITY

9.1 The liability of the Warrantors for breach of or under any of the Warranties shall be limited as follows:

    9.1.1 no claim may be made against the Warrantors in respect of any such liability unless notice of such claim is served on the Warrantors in writing specifying in reasonable detail the nature of the claim as soon as reasonably practicable after the Purchaser becomes aware that circumstances giving rise to such claim have arisen and in any event before 31st December 1998 (or with respect to any Warranty relating to Tax within six years of Completion);

    9.1.2 the Warrantors shall not be liable to the extent that the amount of the claim or claims against them in respect of any such liability exceeds (or would when aggregated with the amount of all previous claims against any of the Warrantors in respect of any such liabilities exceed) the total consideration received by them pursuant to this Deed for the Shares;

    9.1.3 the Warrantors shall not in any event be liable to the Purchaser unless a claim or claims can be validly made against them exceeding in aggregate the sum of (pound)15,000 but, in the event such sum is exceeded, the Warrantors shall be liable for the entire amount thereof and not only for the excess; and

    9.1.4 the Purchaser shall promptly reimburse to the relevant Warrantor(s) an amount equal to any sum paid by such Warrantor(s) in respect of any such liability which is subsequently recovered by the Purchaser or the Company (as the case may be) from any third party.

9.2 No liability of the Warrantors in respect of any breach of or claim in respect of any Warranty or Indemnity shall arise to the extent the subject matter of the claim is taken into account in computing any payment to be made to the Warrantors (or any of them) pursuant to Clause 4.2 or any adjustment in the consideration to be paid for the Shares pursuant to Clause 4.10.

9.3 If the Purchaser is entitled to make a claim against the Warrantors in respect of a matter by reason of the Warranties. undertakings. representations and obligations contained in this Deed and a claim may be made in respect of the same matter under the Deed of Tax Covenant, it is agreed that to the extent that recovery in respect of that matter may be obtained under this Deed a claim shall be made only under the terms of this Deed and not under the Deed of Tax Covenant.

9.4 The Purchaser and the Company shall not be entitled to recover the same sum or for the same loss more than once in respect of any claim under or breach of any of the Warranties or Deed of Tax Covenant and shall not otherwise obtain reimbursement or restitution more than once in respect of any cause of action giving rise to any breach of the Warranties or claim under the Deed of Tax Covenant.

9.5 Notwithstanding anything expressed or implied in this Deed to the contrary, any payment by the Warrantors pursuant to this Deed or the Deed of Tax Covenant shall be treated for all purposes by the Parties as a reduction in the consideration payable for the Shares and Clause 4 shall be modified accordingly.

9.6 Each of the Warrantors shall be jointly and severally liable in the event of any breach of the warranties. representations, undertakings, indemnities, covenants, agreements and obligations of the Warrantors under this Deed provided that the Purchaser may release or compromise the liability of any of the Warrantors hereunderor grant to any of the

     Warrantors time or other indulgence without affecting the liability of any other of the Warrantors hereunder.

9.7 As soon as reasonably practicable after becoming aware of a claim or a matter or circumstance comes to the attention of the Purchaser for which the Warrantors ma' be liable under the Warranties, the Purchaser shall notify the Warrantors in writing and provide them with all reasonably available supporting documentation and evidence relating to such claim and shall allow the Warrantors to inspect the files and records of the Company relating to the same and to take copies of relevant documents. Subject to the Warrantors first providing the Company and the Purchaser with satisfactory security or indemnity in respect of all costs, losses, damages or claims which may thereby be incurred, the Purchaser and/or the Company shall take such action as the Warrantors may reasonably request to avoid, dispute, resist, compromise, defend or appeal against such claim including (without prejudice to the generality of the foregoing) instructing professional advisers nominated by the Warrantors to act in the name of or on behalf of the Purchaser and/or the Company but in accordance with the instructions of the Warrantors so that such action shall be delegated entirely to the Warrantors, save that the Warrantors shall not pay or settle or appeal any such claim against an ongoing customer of the Company without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), and provided always that if following intimation of any such claim by the Purchaser, the Warrantors shall fail to pursue the defense thereof with prompt dispatch, the Purchaser shall be free to pay or settle same on such terms and conditions as they think fit, and to recover the amount of such claim and relative expenses from the Warrantors.

9.8 The Warrantors shall not be liable for any claim which would not have arisen but for an act or omission or transaction of the Company or the Purchaser occurring after the Completion Date, otherwise than in the ordinary course of business.

9.9 The Warrantors shall not be liable for any claim which would not have arisen but for legislation passed after Completion which is retrospective in effect.

9.10 The amount of any claim shall take into account any tax benefit accruing to the Purchaser or the Company or the amount of any relief from or deduction available to the Purchaser or the Company in respect of Taxation directly or specifically arising by virtue of the loss and damage in respect of which the claim is made.

10. RESTRICTIVE COVENANTS

10.1 Each of the Warrantors save in respect of Clauses 10.1. I to 10.1.3 inclusive which shall relate only to Mr Allen hereby covenants with the Purchaser and the Company that he will not, either alone or jointly with others, whether as principal, agent, director, shareholder, independent contractor, employee or in any other capacity, whether directly or indirectly through any other person, firm or company and whether for his own benefit or that of others:

     10.1.1 for the Restricted Period within fifty (50) miles of the City of London be engaged in or carry on or be interested in or concerned in (except as the holder together with any connected persons of not more than three (3) per cent. in aggregate of any class of securities of a company which class is listed or dealt in on a recognized stock exchange in the United Kingdom or elsewhere) any business in competition with the Business unless previously agreed in writing between the relevant Vendor and the Purchaser;

     10.1.2 for the Restricted Period solicit for a business similar to or competing with the Business the custom or business of any person, firm or company from whom the Company has within two (2) years before the date received an order for goods or services and who has for that purpose had contact with any of the Vendors nor attempt to discourage any such person, firm or company from whom the Company has within two (2) years before Completion received an order for services from dealing with the Company;

     10.1.3 for the Restricted Period solicit or entice away any officer or employee of the Company or do any act whereby any such officer or employee is encouraged to leave the employ of the Company, whether or not such officer or employee would by reason of leaving the service of the Company, commit a breach of his contract of employment;

     10.1.4 at any time after the date hereof use the names "Libra City Corporate Printing", "Libra City Printers", "Libra City Printers (International)", "Libra City (Annual Reports)", "Cityset", "Cityset Communications" or "Cityset Print" or any colourable imitation thereof or any name likely to cause confusion therewith in the minds of members of the public for the purposes of a business similar to or competing with the Business whether by using such name as part of a corporate name or otherwise;

     10.1.5 at any time after the date hereof make use of or disclose any secret or confidential information relating to the Company or to the Business which may have been acquired by him in his capacity as a shareholder, officer or employee of the Company; or

     10.1.6 at any time after the date hereof do or say anything harmful to the reputation of the Business or which leads or may lead any person, firm or company to cease to do business with the Company on substantially equivalent terms to those previously offered or not to engage in business with the Company, save that nothing contained in this Clause 10.1 shall prevent any of the Warrantors from performing his duties under any service agreement with the Company for so long as such service agreement remains in force.

10.2 Each of the Vendors will provide promptly such information within his knowledge, possession or control as the Purchaser or the Company may reasonably require in relation to the Business or the activities of any person, firm or company competing with the Business.

10.3 Each of the covenants contained in Clause 10.1 shall be a separate covenant by each of the Vendors and shall be enforceable by the Purchaser and by the Company independently of any right to enforce any other covenant or obligation howsoever arising.

10.4 Each of the restrictions contained in Clause 10.1 is considered reasonable by the Parties for the legitimate protection of the Business and goodwill of the Company, but in the event that any such restriction shall be found to be void but would be valid if some part thereof was deleted or the scope, period or area of application were reduced, such restriction shall apply with the deletion of such words or such reduction of scope, period or area of application as may be required to limit such restrictions to what is required for the legitimate protection of such Business and goodwill.


11. POWER OF ATTORNEY

11.1 Each of the Vendors hereby irrevocably and unconditionally appoints the Purchaser or any director of the Purchaser as the Purchaser shall direct as his attorney `with full powers of substitution in his name and on his behalf (and to the complete exclusion of any rights he may have in such regard) lawfully to exercise all voting and other rights and receive all benefits and entitlements which may now or at any time hereafter attach to the Shares of which he is the beneficial owner and to transfer and deal with such Shares and such rights, benefits and entitlements and execute such documents under hand or under seal and do such acts and things in connection with the foregoing as the Purchaser shall from time to time think fit in all respects as if the Purchaser were the absolute legal and beneficial owner thereof.

11.2 Each of the Vendors hereby undertakes to the Purchaser to ratify everything that the Purchaser shall lawfully do or purport to do pursuant to this Clause 11.

12. GUARANTEE OF PURCHASER'S OBLIGATIONS

12.1 The Guarantor hereby guarantees to the Vendors the due performance by the Purchaser (notwithstanding any legal limitation on or incapacity of or other circumstances relating to the Purchaser) of the obligations on the part of the Purchaser in Clause 4.2 of this Deed and if the Purchaser shall make any default in any such obligation the Guarantor will indemnify the Vendors against all losses, damages, costs and expenses which may be incurred by the Vendors by reason of such default.

12.2 The Guarantor hereby acknowledges that it shall not be released by time or indulgence being given to or any arrangements or alterations of terms being made with the Purchasers or by any release or dealing by the Purchaser or by the invalidity of any such undertaking, agreement or other obligation.

12.3 The guarantee and indemnity contained in this Clause 12 shall be a continuing and irrevocable guarantee and indemnity provided always that the Guarantor shall only be obliged to pay to the Vendors up to a maximum aggregate amount of (pound)500,000.

13. WAIVERS

13.1 Each of the Vendors hereby irrevocably waives, for the benefit of the Purchaser and the Company, all and any rights to which he may be entitled in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or by any present or former officer, employee or adviser of the Company with a view to (a) enabling or inducing such Vendor orVendor (as the case may be) to give the representations, warranties and undertakings set out or referred to in Clause 7 and Schedule 4 or make any statement set out in the Disclosure Letter; or (b) upon which such Vendor or Vendor (as the case may be) may have relied in agreeing to any term of this Deed or making any statement set out in the Disclosure Letter and each Vendor and/or Vendor irrevocably undertakes not to make any claim in respect of any such matter.

13.2 The granting by any Party of any time or indulgence in respect of any breach of any term of this Deed by the other(s) shall not be deemed a waiver of such breach. The waiver by any Party of any breach of any term of this Deed by the other(s) shall not prevent the subsequent enforcement of that term (save to the extent of the express waiver in question) and shall not be cleaned a waiver of any subsequent breach.

13.3 Any date or period mentioned in any Clause of this Deed may be extended by mutual written agreement of the Vendors and the Purchaser, but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence in this Deed (unless the Vendors and Purchaser determine otherwise on agreeing to such extension).

14. POST-COMPLETION OPERATION

     The provisions of this Deed shall continue in full force and effect and be binding on the Parties in accordance with its terms notwithstanding Completion.

15.  COSTS AND WITHHOLDINGS

15.1 Each Party shall bear its own costs of and incidental to the negotiation, making and fulfilment of this Deed and the transactions contemplated hereby.

15.2 All sums payable under this Deed shall be paid free and clear of all deductions or wiithholdings whatsoever save only as may be required by law. If any such deduction or withholding is required by law the Party making the payment shall be obliged to pay such sums as will after deduction or withholding has been made leave the same amount as the receiving Party would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any sum payable to the Purchaser under this Deed shall otherwise be subject to Tax in the hands of the Purchaser the same obligation to make an increased payment shall apply n relation to such sums as if it were a deduction or withholding required by law.

16. ASSIGNMENT

16.1 This Deed shall be binding on and enure to the benefit of the personal representatives and estates of the Vendors.

16.2 The Purchaser may assign in whole or in part the benefit of any provision of this Deed to any member of the Purchaser's Group, but otherwise only with the prior written consent of the Vendors such consent not to be unreasonably withheld or delayed.

17. ANNOUNCEMENTS

17.1 Subject to Clause 17.2, no announcement shall be made by any Party relating to the transactions referred to in this Deed and no Party shall disclose to any third party any information concerning the terms or subject matter hereof.

17.2 Any Party may make an announcement or disclose information which would otherwise be required hereunder to be treated as confidential if and to the extent:

     17.2.1 required by the law of any relevant jurisdiction;

     17.2.2 required by any securities exchange or regulatory or governmental body to which such Party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

     17.2.3 necessary to enable such Party to obtain the full benefit of its rights under this Deed in accordance with the terms hereof;

     17.2.4 disclosed on a confidential basis to the professional advisers, auditors and bankers of any Party;

     17.2.5 the information has come into the public domain through no fault of that Party; or

     17.2.6 the other Parties have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed,

     provided that any such information be disclosed pursuant to Clauses
     17.2.1 or 17.2.2 of this Clause shall be disclosed only after consultation with the other Parties.

18. JURISDICTION

18.1 This Deed shall be governed by and construed in accordance with English law.

18.2 The Parties agree that the English courts shall have non exclusive jurisdiction in relation to any dispute arising out of or in respect of this Deed and that any judgment or order of an English court made in this respect shall be conclusive and binding on them and may be enforced against them. Nothing in this Clause 17 limits the rights of the Parties to bring proceedings in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.3 Each of the Vendors hereby irrevocably appoints the Vendors' Solicitors as his agent to accept service of notices and legal proceedings in connection with all matters arising out of this Deed and the transactions hereby contemplated.

19. NOTICES

19.1 Save as specifically otherwise provided in this Deed any notice, to be given pursuant to this Deed shall be delivered by hand, sent by prepaid post sent first class (for inland mail) or airmail (for overseas mail) or shall be transmitted by facsimile addressed to the Party to be served in the case of:

     19.1.1 a company at its registered office for the time being; and

     19.1.2 an individual to the address specified in Schedule 1 or at such other address or number in the United Kingdom as any such Party may from time to time notify the other Parties in writing as being their address for service hereunder.


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19.2 Notices delivered by hand shall be deemed served at the time of delivery, notices sent by post shall be deemed served on the second Business Day (for inland mail) or the fifth Business Day (for overseas mail) after the date of posting and any notice sent by facsimile transmission shall be deemed served on the Business Day following the date of transmission.

20. INVALIDITY

     If any provision of this Deed is held to be invalid or unenforceable. such a provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed to be excluded from this Deed, but without invalidating any of the remaining provisions of this Deed. The Parties shall use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision, the effect of which is as close as possible to the intended effect of the provision so excluded.


21. FURTHER ASSURANCE

21.1 The Vendors shall do or procure to be done all such further acts or things, and execute or procure the execution of all such other documents as the Purchaser may from time to time reasonably require, whether on or after Completion, for the purpose of giving to the Purchaser the full benefit of all the provisions of this Deed.

21.2 The Vendors shall procure that there is made available to the Purchaser (subject, prior to Completion, to compliance by the Purchaser with the terms of any undertaking as to confidentiality which may have been given or entered into) at such time(s) and place(s) as the Purchaser may reasonably direct all information in the possession or under the control of the Vendors which the Purchaser may from time to time reasonably require. whether before or after Completion, in relation to the business and affairs of the Company.

22. ENTIRE AGREEMENT

22.1 This Deed and the documents referred to herein together with a letter of even date herewith from the Guarantor to Mr Allen and headed "CGT Indemnity" comprise the entire agreement between the Parties relating to the subject matter hereof and each of the Parties



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     acknowledges that he has not entered into this Deed relying upon any representation. statement or agreement, whether oral or in writing made by any other of the Parties other than those expressly incorporated or referred to in this Deed or such documents.

22.2 No variation or amendment of this Deed shall be valid unless it is evidenced in writing, and signed by or on behalf of each of the Parties.


23. COUNTERPARTS

     This Deed may be executed in any number of counterparts each of which when executed shall constitute an original, but all the counterparts shall together constitute one and the same Deed.

     AS WITNESS this Deed has been entered into on the date first stated above.





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